3: E

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 26, 2005

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02     Results of Operations and Financial Condition

                  On July 26, 2005, the Registrant announced its consolidated financial results for the quarter ended June 30, 2005. A copy of the Registrant's earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

July 26, 2005

July 26, 2005	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT REPORTS HIGHER EARNINGS
EXPANDS OPERATING MARGIN FOR SIXTH CONSECUTIVE QUARTER

Highlights

  Second quarter 2005 earnings were $1.01 per share versus $.50 per share in the prior year.
  Excluding significant items, second quarter earnings per share grew 13 percent.
  Asset sales, a favorable tax audit settlement and restructuring costs totaled a net benefit of $.11 per share in the quarter. In second quarter 2004, similar significant items totaled a net charge of $.30 per share.
  Segment pretax operating income margin improved for the sixth consecutive quarter, up 1.4 percentage points versus prior year (excluding significant items and the divested Textiles & Interiors businesses).
  Local prices increased 6 percent, more than offsetting higher energy and ingredient costs.
  Segment sales were $7.9 billion, up 8 percent, excluding sales from the divested Textiles & Interiors and Photomasks businesses. Sales growth was achieved in all operating segments.
  Volumes were flat, with strong growth in Asia, Latin America and Eastern Europe offsetting lower volumes in the United States and Western Europe.

                    "We improved our operating profit margin for the sixth consecutive quarter, despite record high energy and ingredient costs," said DuPont Chairman and CEO Charles O. Holliday, Jr. "Continued success with pricing and sales from new products were key to our strength in the quarter."

Global Consolidated Net Sales and Net Income
                    Consolidated net sales for the second quarter were $7.5 billion, essentially flat versus the second quarter 2004 which included $0.6 billion in sales from the Textiles & Interiors (T&I) businesses divested April 30, 2004. Net income for the second quarter was $1,015 million or $1.01 per share. Current quarter net income includes a net benefit of $111 million, or $.11 per share, related to asset sales, a favorable tax audit settlement, and restructuring costs. Second quarter 2004 net income was $503 million, or $.50 per share, including similar items totaling a net charge of $302 million, or $.30 per share. See Schedule B for a summary of these items.
Earnings Per Share
                   The table below shows the increase in second quarter 2005 earnings per share (EPS) versus second quarter 2004, by major element:

(EPS) Variances Versus 2nd Quarter 2004

2nd Quarter

EPS - 2004	$ .50

2Q'04 Significant Items (See Schedule B)	$ .30

Local Prices	.31
Volume	(.01)
Variable Costs	(.20)
Fixed Costs	.01
Currency	.02
Other	(.03)

2Q'05 Significant Items (See Schedule B)	.11

EPS - 2005	$1.01

Business Segment Performance - Segment Sales
                    Segment sales in the second quarter 2005 were $7.9 billion. Second quarter 2004 sales of $8.2 billion included $0.8 billion from divested businesses. As shown below, sales increased 8 percent versus 2004 excluding these divested businesses*. Sales growth resulted from 6 percent higher local selling prices and a 2 percent currency benefit and flat volume. Positive pricing momentum for the growth platforms continued throughout the second quarter.

ANALYSIS OF SEGMENT SALES*
	Three Months Ended		Percentage Change Due to:
BY PLATFORM	June 30		U.S. $
(Dollars in billions)	$	% Change	Price	Volume

Agriculture & Nutrition	$2.1	1%	6	(5)
Coatings & Color Technologies	1.7	5	8	(3)
Electronic & Communication
Technologies	0.9	12	9	3
Performance Materials(a)	1.8	8	10	(2)
Safety & Protection	1.4	19	9	10

Total Core Segments(b)	$7.9	8%	8	-
	Three Months Ended		Percentage Change Due to:
BY REGION	June 30		Local	Currency
(Dollars in billions)	$	% Change	Price	Effect	Volume

U.S.(b)	$3.5	5%	7	-	(2)
Europe	2.2	4	4	5	(5)
Asia Pacific	1.4	17	6	2	9
Canada & Latin America	0.8	13	5	5	3

Total Core Segments(b)	$7.9	8%	6	2	-
*

Includes transfers and a pro rata share of equity affiliate sales; excludes sales from T&I businesses divested on April 30, 2004 and the company's equity interest in DuPont Photomasks Inc., sold in April 2005.

(a)

Excluding sales from both current quarter and prior year for former DuPont Dow Elastomers (DDE) businesses transferred to The Dow Chemical Company on June 30, 2005, Performance Materials second quarter 2005 worldwide sales were $1.6 billion, up 4 percent, reflecting 10 percent higher USD prices, partly offset by 6 percent lower volume.

(b)

Excluding sales from both current quarter and prior year for former DDE businesses transferred to The Dow Chemical Company on June 30, 2005, total core segment sales were $7.7 billion, up 7 percent and reflected a 1 percent volume decline. U.S. sales were $3.4 billion, up 4 percent, and reflected a 3 percent U.S. volume decline.

Business Segment Performance - PTOI
                    Segment pretax operating income (PTOI) for second quarter 2005 was $1,588 million compared to $668 million in the second quarter 2004. Segment PTOI increased 14 percent and PTOI margin increased 1.4 percentage points excluding significant items and divested businesses from both periods. The second quarter 2005 segment performance reflected a $90 million net benefit from significant items. The second quarter 2004 included significant item charges totaling $661 million, principally for corporate restructuring costs and charges related to the separation of T&I businesses. Segment PTOI and percentage changes versus second quarter 2004 are shown below:
	Three Months Ended June 30
PRETAX OPERATING INCOME			% Change
(Dollars in millions)	2005	2004	vs. 2004*

Agriculture & Nutrition	$ 511	$ 446	15%
Coatings & Color Technologies	194	150	29
Electronic & Communication Technologies	211	(27)	NM
Performance Materials	190	103	84
Pharmaceuticals	192	174	10
Safety & Protection	283	163	74
Other (including divested T&I businesses)	7	(341)	NM

Total	$1,588	$ 668	138%
*	See Schedule B for detail of significant items affecting segment PTOI for the current and prior-year quarters.

Agriculture & Nutrition

  PTOI was $511 million versus $446 million in the prior year. Excluding significant items, PTOI grew 6 percent as higher selling prices were partially offset by lower volumes and continued investments for growth.
  Second quarter sales were $2.1 billion, up 1 percent on 6 percent higher USD selling prices and 5 percent lower volumes.
  Higher selling prices reflect higher soybean and chemicals prices and a richer corn seed product mix. Volumes declined in seed, soy protein and crop protection chemicals.
  On a year-to-date basis, which better reflects the Northern Hemisphere selling season, sales were $4.5 billion, up 4 percent. Year-to-date PTOI was $1,268 million versus $1,077 million in the prior year. Excluding significant items, PTOI grew 14 percent.
  12 new products were introduced during the quarter, largely in support of an expanded fungicide offering.

Coatings & Color Technologies

  PTOI was $194 million versus $150 million in the prior year. Excluding significant items, PTOI declined by 9 percent, primarily due to higher raw material and other costs.
  Second quarter segment sales were $1.7 billion, up 5 percent on 8 percent higher USD prices, and 3 percent lower volumes.
  Higher selling prices largely reflect continued price improvements in titanium dioxide. Lower motor vehicle builds contributed to declining volumes.
  114 new products were launched during the quarter, led by expanded offerings in automotive systems and powder coatings.

Electronic & Communication Technologies

  PTOI was $211 million versus $(27) million in the prior year. Excluding significant items, PTOI increased 87 percent versus second quarter 2004 and pretax operating income margin improved more than 700 basis points.
  Second quarter sales were $0.9 billion up 10 percent. Excluding the divested Photomasks unit from both periods, sales increased 12 percent on 9 percent higher USD prices and 3 percent higher volume.
  Higher sales volume for electronic materials and fluoroproducts, higher fluorochemical pricing, and productivity gains drove sales and earnings improvement.
  56 new products were introduced during the quarter. New product sales gains were significant in the photovoltaic, auto electronics, and display markets.

Performance Materials

  PTOI was $190 million versus $103 million in 2004. Excluding significant items, PTOI increased 9 percent due to higher elastomers earnings. Other than in elastomers, higher prices and productivity gains offset higher raw material costs and lower volume.
  Second quarter sales were $1.8 billion, up 8 percent on 10 percent higher USD prices, and 2 percent lower volume.
  Local prices were up in every business. Higher elastomers volumes largely offset declines related to North American motor vehicle production and intermediates demand.
  21 new products were launched during the quarter including new Zytel® molding resins reinforced with Kevlar® and Fusabond® coupling agents.

Safety & Protection

  PTOI was $283 million versus $163 million in the prior year. Excluding significant items, PTOI improved 21 percent on strong sales growth.
  Second quarter sales were $1.4 billion, up 19 percent on 9 percent higher USD selling prices and 10 percent higher volumes.
  Each component business realized double-digit sales growth on price and volume gains. Unit costs rose reflecting higher raw material costs in certain businesses.
  60 new products were introduced during the quarter, with multiple introductions in each business.

          Additional information on segment performance is available on the DuPont Investor Center at

www.DuPont.com.

Outlook
          "Pricing, new products, growth in emerging markets and productivity gains will overcome more than $1 billion in higher energy and ingredients costs this year," said Holliday. "We remain confident that in 2005 we will exceed our sustainable earnings growth goal of 10 percent."
          Three key assumptions have changed since the original guidance provided six months ago about the company's expected 2005 results:

  The company improved local pricing 5 percent in the first half 2005 versus prior year, compared to an original assumption of about half that rate of increase. The company still expects positive pricing momentum to continue in the second half.
  Energy and ingredient costs are much higher than originally expected. Six months ago the company's outlook assumed costs for oil and U.S. natural gas in 2005 would average $43 per barrel and $6.80 per million btu, respectively. The company now expects its energy and ingredient costs to be at least $1 billion higher than 2004, approximately double the original assumption.
  Volume is down in two discrete market segments. In the motor vehicle market segment, auto builds by certain OEMs declined. The volume impact is primarily reflected in the company's Coatings & Color Technologies and Performance Materials segments. In the agricultural market segment, corn seed volume was below expectations due to lower corn acreage in Europe (due to weather) and lower share in North America. Volume expectations for the southern hemisphere growing season are unchanged.

          Pricing and productivity in first half of 2005 more than offset cost increases from raw materials and inflation. Adding to this improvement in earnings were significant items (gains on asset sales and a favorable tax settlement partly offset by a restructuring charge).
          Considering the above, the company now expects full-year 2005 reported earnings per share of $2.75 to $2.80, including $.11 per share in significant items recorded in the second quarter. In addition, the company expects third quarter earnings per share to be roughly 40 percent of the second half 2005 earnings. (This outlook excludes any potential impact from actions that might be taken in connection with the American Jobs Creation Act). In 2004, DuPont reported earnings per share of $1.77, and earnings per share before significant items of $2.38 which included $.13 per share attributable to the divested T&I businesses.

American Jobs Creation Act

          The company continues to review alternatives to repatriate foreign earnings under the American Jobs Creation Act of 2004 (the "Act"). No decision to repatriate earnings has been made. However, should the company decide to repatriate earnings under the Act, it would expect to repatriate between $8 and $10 billion over the remainder of 2005, the upper end of the range previously disclosed. A preliminary assessment indicates that the tax cost will be between 3 percent and 4 percent of the amount repatriated. Currently these earnings are considered to be permanently reinvested and no taxes have been reserved. The company expects to finalize its decision during the third quarter.

Use of Non-GAAP Measures
          Management believes that measures of income excluding significant items ("non-GAAP" information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of non-GAAP measures to GAAP is provided in Schedule E.

          DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and protective apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects,"

"anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

# # #

7/26/05

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE A
	Three Months Ended		Six Months Ended
CONSOLIDATED INCOME STATEMENT	June 30,		June 30,
(Dollars in millions, except per share)	2005	2004	2005	2004

NET SALES	$7,511	$7,527	$14,942	$15,600
Other Income(a)	611	205	1,006	337

Total	8,122	7,732	15,948	15,937

Cost of Goods Sold and Other Operating Charges(b)	5,220	5,455	10,271	11,212
Selling, General and Administrative Expenses	866	828	1,673	1,648
Amortization of Intangible Assets	57	56	114	110
Research and Development Expense	339	333	652	670
Interest Expense	120	81	224	166
Employee Separation Costs and Asset Impairment Charges(c)	-	433	-	433
Separation Charges - Textiles & Interiors(d)	(39)	183	(39)	528

Total	6,563	7,369	12,895	14,767

INCOME BEFORE INCOME TAXES AND MINORITY
INTERESTS(e)	1,559	363	3,053	1,170
Provision for (Benefit from) Income Taxes(f)	517	(123)	1,026	3
Minority Interests in Earnings of Consolidated Subsidiaries	27	(17)	45	(4)

NET INCOME	$1,015	$ 503	$ 1,982	$ 1,171

BASIC EARNINGS PER SHARE OF COMMON STOCK(g)
Net Income	$ 1.02	$ 0.50	$ 1.99	$ 1.17

DILUTED EARNINGS PER SHARE OF COMMON STOCK(g)
Net Income	$ 1.01	$ 0.50	$ 1.97	$ 1.16

DIVIDENDS PER SHARE OF COMMON STOCK	$ 0.37	$ 0.35	$ 0.72	$ 0.70

NOTES TO CONSOLIDATED INCOME STATEMENT
(a)

Second quarter 2005 includes a gain of $23 resulting from the disposition of certain assets of DuPont Dow Elastomers LLC (DDE) to The Dow Chemical Company, a $28 benefit related to interest on certain prior year tax contingencies, and a gain of $48 resulting from the sale of the company's equity interest in DuPont Photomasks Inc.

Year-to-date 2004 includes a charge of $150 to provide for the company's share of anticipated losses associated with DDE antitrust litigation matters.

(b)	Second quarter 2005 includes a charge of $34 related to the shutdown of an Elastomers manufacturing facility in the United States.

Second quarter 2004 includes a charge of $45 to establish a reserve in connection with PFOA class action litigation in West Virginia. Year-to-date 2004 also includes a charge of $36 to provide for the settlement of litigation in Refinish.

(c)

During second quarter 2004, the company recorded corporate restructuring and asset impairment charges totaling $433. This includes $312 associated with the separation costs for approximately 2,700 employees. In addition, charges include $42 related to the impairment of certain European manufacturing assets, $23 related to the shutdown of manufacturing assets at a U.S. facility, $29 to write off abandoned technology, and $27 to reflect a decline in the value of an investment security.

(d)

Second quarter 2005 includes a net gain of $39 relating to the disposition of three equity affiliates associated with the ongoing separation of Textiles & Interiors, partly offset by other separation costs.

During second quarter 2004, the company recorded a charge of $183 related to the divestiture of INVISTA. This charge primarily reflects an increase in the book value of the net assets sold and additional separation costs. Year-to-date 2004 reflects an additional INVISTA-related charge of $345 which includes an agreed upon reduction in sales price of $240, and other changes in estimates associated with the sale.

(e)	Second quarter 2005 includes $14 of operating income related to certain DDE assets that were disposed of on June 30, 2005.

(f)	Second quarter 2005 includes a net tax benefit of $24 related to certain prior year tax contingencies previously reserved.

Second quarter 2004 reflects benefits of $105 associated with the separation of INVISTA and $124 associated with recording an increase in deferred tax assets in two European subsidiaries for their tax basis investment losses recognized on local tax returns. Year-to-date 2004 includes additional INVISTA-related tax benefits of $210.

(g)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended		Six Months Ended
	June 30		June 30
	Basic	Diluted	Basic	Diluted

2005	996,025,680	1,002,809,399	996,164,219	1,004,506,893
2004	1,000,559,397	1,005,278,448	999,901,079	1,004,484,286

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE B

SIGNIFICANT ITEMS
(Dollars in millions, except per share)
	Pretax		After-Tax		($ Per Share)
	2005	2004	2005	2004	2005	2004

1st Quarter - Total	$ -	$(531)	$ -	$(296)	$ -	$(.30)

2nd Quarter:
DDE-Related Items:
Gain on Sale of Assets	$ 23		$ 15
Operating Income from Assets Sold	14		10
Employee Separation Costs	(34)		(23)
Total	3		2		-

Textiles & Interiors - Related Items:
Separation Charges	39	$(183)	26	$ (78)	$.03	$(.08)
Deferred Tax Benefits		-		124		.12
Total		(183)		46		.04

Restructuring Costs		(433)		(319)		(.31)

Sale of Photomasks Stock	48		31		.03

PFOA Litigation		(45)		(29)		(.03)

Corporate Tax-Related Items	28		52		.05

2nd Quarter Total	$118	$(661)	$ 111	$(302)	$.11	$(.30)

SIGNIFICANT ITEMS BY SEGMENT
(Dollars in millions on pretax basis)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Agriculture & Nutrition	$ -	$ (36)	$ -	$ (36)
Coatings & Color Technologies	-	(64)	-	(100)
Electronic & Communication Technologies	48	(114)	48	(114)
Performance Materials	3	(68)	3	(218)
Safety & Protection	-	(71)	-	(71)
Textiles & Interiors	-	(183)	-	(528)
Other	39	(125)	39	(125)

Total (excluding Corporate)	$90	$(661)	$90	$(1,192)

Note:	See Notes to Consolidated Income Statement for additional details.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE C
	Three Months Ended		Six Months Ended
CONSOLIDATED SEGMENT INFORMATION(1)	June 30,		June 30,
(Dollars in millions)	2005	2004	2005	2004

SEGMENT SALES(2)
Agriculture & Nutrition	$2,102	$2,076	$ 4,458	$ 4,277
Coatings & Color Technologies	1,640	1,560	3,176	2,977
Electronic & Communication Technologies	933	845	1,787	1,661
Performance Materials	1,836	1,703	3,621	3,222
Safety & Protection	1,388	1,169	2,670	2,258
Textiles & Interiors	N/A	826	N/A	2,709
Other	13	13	25	25

Total Segment Sales	7,912	8,192	15,737	17,129

Elimination of Transfers	(82)	(157)	(160)	(408)
Elimination of Equity Affiliate Sales	(319)	(508)	(635)	(1,121)

CONSOLIDATED NET SALES	$7,511	$7,527	$14,942	$15,600

PRETAX OPERATING INCOME (LOSS) (PTOI)(3)
Agriculture & Nutrition(c)	$ 511	$ 446	$ 1,268	$ 1,077
Coatings & Color Technologies(b,c)	194	150	360	303
Electronic & Communication Technologies(a,b,c)	211	(27)	316	65
Performance Materials(a,b,c,e)	190	103	401	109
Pharmaceuticals	192	174	351	322
Safety & Protection(c)	283	163	514	394
Textiles & Interiors(d)	N/A	(168)	N/A	(363)
Other(c,d)	7	(173)	(14)	(206)

Total Segment PTOI	1,588	668	3,196	1,701

Exchange Gains and Losses(4)	183	(76)	294	(89)
Corporate Expenses & Interest(a)	(212)	(229)	(437)	(442)

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS	$1,559	$ 363	$ 3,053	$ 1,170

(1)

Certain reclassifications of segment data have been made to reflect changes in organizational structure. Beginning in 2005, Textiles & Interiors is no longer an operating segment of the company. The remaining assets and charges related to separation activities are reported under Other.

(2)	Includes transfers and pro rata share of equity affiliate sales.
(3)	See respective Notes to Consolidated Income Statement for additional information on significant items.
(4)

Net after-tax exchange losses for second quarter 2005 and 2004 were $10 and $39, respectively. Gains and losses resulting from the company's hedging program are largely offset by associated tax charges and benefits.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE D

SELECTED INCOME STATEMENT DATA
(Dollars in millions, except per share)
	Three Months Ended			Six Months Ended
	June 30			June 30
	2005	2004	% Chg.	2005	2004	% Chg.

Consolidated Net Sales	$7,511	$7,527	- %	$14,942	$15,600	(4)%
Segment Sales	7,912	8,192	(3)	15,737	17,129	(8)
Segment PTOI	1,588	668	138	3,196	1,701	88
EBIT*	1,617	442	266	3,164	1,312	141
EBITDA*	1,942	768	153	3,821	1,948	96
Income Before Income Taxes
and Minority Interests	1,559	363	329	3,053	1,170	161
EPS - Diluted	1.01	0.50	102	1.97	1.16	70
*	See Reconciliation of Non-GAAP measures (Schedule E).

SCHEDULE E

RECONCILIATION OF NON-GAAP MEASURES
(Dollars in millions)
Reconciliation of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Income Before Income Taxes and
Minority Interests	$1,559	$363	$3,053	$1,170

Less: Minority Interest in Earnings
of Consolidated Subsidiaries(1)	(24)	14	(43)	3
Add: Net Interest Expense(2)	82	65	154	139

EBIT	1,617	442	3,164	1,312

Add: Depreciation and Amortization(3)	325	326	657	636

EBITDA	$1,942	$768	$3,821	$1,948

(1)	Excludes income taxes.
(2)	Includes interest expense plus amortization of capitalized interest less interest income.
(3)	Excludes amortization of capitalized interest.

SCHEDULE E -- (Continued)
Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Income Before Income Taxes and
Minority Interests	$1,559	$ 363	$3,053	$1,170

Remove: Significant Items - Charge/(Benefit)	(118)	661	(118)	1,192
Net Exchange (Gains)/Losses	(183)	76	(294)	89

Income Before Income Taxes,
Significant Items, Exchange Gains/
Losses and Minority Interests	$1,258	$1,100	$2,641	$2,451

Provision for Income Taxes	$ 517	$ (123)	$1,026	$ 3

Remove: (Expense)/Benefit
Tax on Significant Items	(7)	359	(7)	594
Tax on Exchange Gains/Losses	(193)	37	(342)	19

Provision for Income Taxes,
Excluding Taxes on Significant Items
and Exchange Gains/Losses	$ 317	$ 273	$ 677	$ 616

Effective Income Tax Rate	33.2%	(33.9)%	33.6%	0.3%

Base Income Tax Rate	25.2%	24.8%	25.6%	25.1%